                                                                     EXHIBIT 5.1

                        [MORRISON & FOERSTER LETTERHEAD]

                                November 6, 1996




Urohealth Systems, Inc.
Five Civic Plaza, Suite 100
Newport Beach, California 92660

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-3 filed by Urohealth Systems, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission on September 26, 1996, as amended October 22, 1996 (Registration No. 333-12723) (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended, of 5,750,000 shares of the Company's Common Stock, $0.001 par value (the "Stock"), including 3,250,000 authorized but unissued shares being offered by the Company (including 750,000 shares subject to the Underwriters' over-allotment option) and 2,500,000 presently issued and outstanding shares being offered by certain selling stockholders (the "Selling Stockholders"). The Stock is to be sold to the underwriters named in the Registration Statement for resale to the public.

         As counsel to the Company, we have examined the proceedings taken by the Company in connection with the issuance and sale of the 2,500,000 shares of Stock that may be sold by the Selling Stockholders. We have also examined the proceedings proposed to be taken by the Company in connection with the issuance and sale by the Company of up to 3,250,000 shares of Stock.

         It is our opinion that the 2,500,000 shares of Stock that may be sold by the Selling Stockholders are legally and validly issued and are fully paid and nonassessable, and that, upon completion of the proceedings to be taken by the Company prior to the sale of the shares of Stock, the 3,250,000 shares of Stock that may be issued and sold by the Company, when issued and sold in the manner described in the Registration Statement and the related Prospectus, will be legally and validly issued, fully paid and nonassessable.

                        [MORRISON & FOERSTER LETTERHEAD]

Urohealth Systems, Inc.
November 6, 1996
Page Two




We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

                                           Very truly yours,

                                           /s/ MORRISON & FOERSTER LLP